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                                                                   EXHIBIT 99.6

        INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of non-transferable rights ("Rights") to purchase shares of Common Stock, par value $.01 per share, (the "Common Stock") of Collins & Aikman Corporation (the "Company").

     This will instruct you whether to exercise Rights to purchase the Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Collins & Aikman Corporation Subscription Certificates."

     Box 1.  [ ]  Please do not exercise Rights for shares of the Common Stock.

     Box 2.  [ ]  Please exercise Rights for shares of the Common Stock as set forth below:

                             NUMBER OF SHARES           SUBSCRIPTION PRICE              PAYMENT
                             ----------------           ------------------              -------
Subscription Privilege:                          x           $ 12.50          =     $     (Line 1)

     Box 3.  [ ]  Payment in the following amount is enclosed: $

     Box 4.  [ ]  Please deduct payment from the following account maintained by you as follows:


------------------------------------------   -----------------------------------
Name(s) in which Account is/are Registered   Account No.

                                             $
------------------------------------------   -----------------------------------
Type of Account                              Amount to be deducted

Date:
     -------------------------------------

Signature(s) of Beneficial Owner(s)

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Print Name:
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Title or Capacity:
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                                   (if applicable)

Print Name:
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Title or Capacity:
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                                   (if applicable)

Address:
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Telephone (day):
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(evening):
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